Exhibit 10.5
Goldman Sachs Mitsui Marine Derivative Products, L.P. | 85 Broad Street | New York, New York |0004 | Tel: 212-902-1000
Swapconfirms 2008/Chrysler/ Chrysler DCAT 2008/ chrysler dcat 2008 a3b notes swap| ltaa 1711020175

SWAP 1 CONFIRMATION (A-3b)	Goldman Sachs

February 21, 2008

To:	DaimlerChrysler Auto Trust 2008-A
Contact:	c/o BNYM (Delaware)
100 White Clay Center, Route 273
P.O. Box 6995
Newark, Delaware 19714
Attention: Corporate Trust Administration
Facsimile: +1 (302) 453-4400

Copy:	The Bank of New York
101 Barclay Street, 8W
New York, NY 10286
Attention: Asset Backed Securities Unit
email: jbobko@bankofny.com

and

DaimlerChrysler Financial Services Americas LLC
CIMS 405-25-10
27777 Inkster Road
Farmington Hills, MI 48335
Attention: Paul CoIenso
Facsimile: +1(248) 427-4267

From:	Goldman Sachs Mitsui Marine Derivative Products, L.P.
Contact:	85 Broad Street
New York, New York 10004
Attention: Swap Administration
Facsimile: +1 (212) 902-1000
Re: Interest Rate Swap – A-3b Notes, Reference No LTAA1711020175
Ladies and Gentlemen:
     The purpose of this letter agreement is to confirm the terms and conditions of the Swap Transaction entered into between Goldman Sachs Mitsui Marine Derivative Products, L.P. (“Party A”) and DaimlerChrysler Auto Trust 2008-A (“Party B”) on the Trade Date listed below (the “Transaction”). This letter constitutes a “Confirmation” as referred to in the Agreement specified below.
     The definitions and provisions contained in the 2006 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc.) are incorporated into this Confirmation. For these purposes, all references in those Definitions to a “Swap Transaction” shall be deemed to apply to the Transaction referred to herein. In the event of any inconsistency between those Definitions and this Confirmation, this Confirmation will govern.

     1. This Confirmation supplements, forms part of, and is subject to, the 1992 ISDA Master Agreement (Multicurrency-Cross Border), including the Schedule thereto, dated as of February 21, 2008, as amended and supplemented from time to time (the “Agreement”) between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.
     2. The terms of the particular Transaction to which this Confirmation relates are as follows:

Party A:	Goldman Sachs Mitsui Marine Derivative Products, L.P.

Party B:	DaimlerChrysler Auto Trust 2008-A

Trade Date:	February 13, 2008

Effective Date:	February 21, 2008

Notional Amount:	For the first Calculation Period, the Notional Amount of this Transaction for purposes of calculating payments due by either party on the first Payment Date will be $190,000,000. With respect to any subsequent Calculation Period up through and including the Calculation Period ending on but excluding June 8, 2012, the Notional Amount will be the Note Balance for the A-3b Notes, after giving effect to all amounts distributed as of the Payment Date that is the first day of such Calculation Period, as stated on the Distribution Statement to Noteholders relating to such Payment Date (the “Actual Balance”). Party B shall determine the Actual Balance and shall inform Party A of such determination on such Payment Date. For the avoidance of doubt, after the first Calculation Period, Party B shall notify Party A on each Floating Rate Payer Payment Date of the Actual Balance, determined in accordance with the foregoing sentence, relating to the Notional Amount that relates to the next Floating Rate Payer Payment Date.

For the avoidance of doubt, the Notional Amount shall not be reduced as a result of a liquidation of Collateral following an “Event of Default” (as defined in the Indenture).

Termination Date:	The earlier of (i) June 8, 2012, (x) not subject to adjustment with respect to the Fixed Rate Payer payment obligations and (y) subject to adjustment in accordance with the Modified Following Business Day Convention with respect to the Floating Rate Payer payment obligations or (ii) the date on which the Notional Amount is equal to zero, subject to adjustment in accordance with the Following Business Day Convention.

Fixed Amounts

Fixed Rate Payer:	Party B.

Fixed Rate Payer Payment Date:	The 8th day of each calendar month, commencing March 8, 2008, and ending on the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.

Fixed Rate:	3.978%.

Fixed Rate Day Count Fraction:	30/360

Fixed Rate Period End Dates:	No Adjustment.

Floating Amounts

Floating Rate Payer	Party A.

Floating Rate Payer Payment Dates:	The 8th day of each calendar month, commencing March 8, 2008, and ending on the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.

Floating Rate for the initial Calculation Period:	(The Linear Interpolation of USD-LIBOR-BBA with a Designated Maturity of 2 weeks and USD-LIBOR-BBA with a Designated Maturity of 1 Month.) plus Floating Rate Spread

Floating Rate Option:	USD-L1BOR-BBA.

Floating Rate Spread:	Plus 1.05%

Designated Maturity:	One month.

Floating Rate Day Count Fraction:	Actual/360.

Reset Dates:	The first day of each Floating Rate Payer Calculation Period.

Floating Rate Period End Dates:	Adjusted in accordance with the Modified Following Business Day Convention.

Business Days:	New York

3. Account Details

Payments to Party A:	JP Morgan
New York, New York
ABA No.: 021000021
Account No.: 9301034733
Entity Name: Goldman Sachs Mitsui Marine Derivative
Products, L.P.

Payments to Party B:	Deutsche Bank Trust Company Americas
ABA No.: 021001033
Account No.: 01419647
Account Name: Trust and Securities Services Ref: DCAT 2008A Reserve Acct/Coll Acct

Party A Operations Contact:	Goldman Sachs Capital Markets, L.P.
85 Broad Street
New York, New York 10004
Attention: Swap Administration
Telephone: +1 (212) 902-1000
Telefax: +1 (212) 902-5692

Party B Operations Contact:	Deutsche Bank National Trust Company
25 DeForest Avenue, 2nd Floor - MS SUM01-0105
Summit, NJ 07901
Attention Michele H. Y. Voon
Telephone +1 (908) 608-3089
Fax +1 (212) 553-2461

     Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this Confirmation and returning it to us.

Best Regards,

GOLDMAN SACHS MITSUI MARINE DERIVATIVE PRODUCTS, L.P.

By:	GSMMDPGP, INC., its general partner

By:	/s/ Despina Karamoshos

Name: Despina Karamoshos
Title: Vice President

DAIMLERCHRYSLER AUTO TRUST 2008-A

By:	BNYM (DELAWARE)
not in its individual capacity but solely as Owner Trustee

By:	/s/ Kristine K. Gullo

Name: Kristine K. Gullo
Title: Vice President
GS/DCAT 2008-A SWAP 1 CONFIRMATION (A-3b)